                                                                    EXHIBIT 99.6

CLASS 5 BALLOT -- 8.875% NOTES DUE 2006

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIAL MAILED WITH THIS BALLOT

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:
                                                                 CHAPTER 11
PAGING NETWORK, INC., et al.,                                    Case No.   (     )
          Debtors                                                Jointly Administered

           BALLOT FOR BENEFICIAL OWNERS OF 8.875% SENIOR SUBORDINATED
           NOTES DUE 2006 (CUSIP NO.      ) OF PAGING NETWORK, INC.,
               A DELAWARE CORPORATION, ACCEPTING OR REJECTING THE
               PREPACKAGED PLAN OF REORGANIZATION TO BE FILED BY
                PAGING NETWORK, INC., A DELAWARE CORPORATION AND
               CERTAIN OF ITS OPERATING SUBSIDIARIES IN THE EVENT
                 A CHAPTER 11 CASE IS COMMENCED ON THEIR BEHALF

                        RECORD DATE:             , 2000

   VOTING DEADLINE: 12:00 MIDNIGHT, NEW YORK CITY TIME, ON             , 2000

     THIS BALLOT IS TO BE USED BY BENEFICIAL OWNERS OF THE 8.875% SENIOR
SUBORDINATED NOTES DUE 2006 (CUSIP NO.      ) ISSUED BY PAGING NETWORK, INC., A
DELAWARE CORPORATION. PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY.

     IF THE ENCLOSED RETURN ENVELOPE IS ADDRESSED TO YOUR BROKER, BANK, PROXY INTERMEDIARY OR OTHER NOMINEE, PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE SO THAT IT MAY BE PROCESSED AND FORWARDED BY YOUR BROKER, BANK, PROXY INTERMEDIARY OR OTHER NOMINEE TO THE INFORMATION AGENT BEFORE THE VOTING DEADLINE.


     Paging Network, Inc. and its designated operating subsidiaries (the "Company") are soliciting votes with respect to the joint prepackaged plan of reorganization (the "Prepackaged Plan") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") referred to, described in, and
attached as Annex C to the Prospectus dated             , 2000 that may be filed
on behalf of the Company. This Ballot is to be used by a beneficial owner of the 8.875% Senior Notes due 2006 (the "8.875% Notes) issued by the Company to cast its vote to accept or reject the Prepackaged Plan. Pursuant to the Prepackaged Plan, beneficial owners of 8.875% Notes, together with the holders of the Company's 10.125% notes due 2007 and 10% notes due 2008 (collectively, the "Senior Subordinated Notes"), hold a Class 5 Claim. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Prepackaged Plan.


     Although the Company is soliciting votes to accept or reject the Prepackaged Plan, the Company has not commenced a chapter 11 case. As discussed in the Prospectus, in the event that less than 97.5% of the Senior Subordinated Notes are validly tendered in the exchange offer, the Company may seek to implement its exchange offer and related restructuring transactions pursuant to the Prepackaged Plan.
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Accordingly, the Company is seeking the votes of the beneficial owners of the
8.875% Notes to accept or reject the Prepackaged Plan.

     In the event that the Company seeks to implement the exchange offer and related restructuring transactions through the Prepackaged Plan, the Prepackaged Plan can be confirmed (approved) by the Bankruptcy Court and thereby made binding upon you if it is accepted by holders of two-thirds in amount and more than one-half in number of Senior Subordinated Notes that vote on the Prepackaged Plan and if it otherwise satisfies the requirements of Section 1129(a) of the Bankruptcy Code.


     TO HAVE YOUR VOTE COUNT, THIS BALLOT MUST BE COMPLETED AND RETURNED TO YOUR BROKER, BANK, PROXY INTERMEDIARY OR OTHER NOMINEE, OR TO THE INFORMATION AGENT, AS INDICATED BY THE ENCLOSED RETURN ENVELOPE SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE SO THAT YOUR BROKER, BANK, PROXY INTERMEDIARY OR OTHER NOMINEE CAN COMPLETE AND FILE A MASTER BALLOT INCLUDING YOUR VOTE. PLEASE SEE THE "INSTRUCTIONS FOR COMPLETING THE BALLOT" BELOW FOR ADDITIONAL INFORMATION.



     The Company reserves the right to amend the Prepackaged Plan before or after the date a chapter 11 case is commenced. Amendments to the Prepackaged Plan that do not materially and adversely affect the treatment of holders of 8.875% Notes may be approved by the bankruptcy court at a hearing on confirmation without the necessity of resoliciting votes of such holders. If resolicitation is required, the Company will furnish new Ballots and/or Master Ballots to be used to accept or reject the Prepackaged Plan, as amended.


     PLEASE READ THE ATTACHED INSTRUCTIONS FOR COMPLETING THE BALLOT BEFORE COMPLETING THE BALLOT:

ITEM 1. AGGREGATE PRINCIPAL AMOUNT OF 8.875% NOTES. This Ballot is cast by or on behalf of the beneficial owner of the aggregate principal amount of
        8.875% Notes indicated immediately below as of the             , 2000
        record date:

                                       $
                   ------------------------------------------

           If you own 8.875% Notes but they are held by someone else on your behalf and you do not know the amount, please contact that individual or entity immediately.

ITEM 2. CLASS 5 (SENIOR SUBORDINATED NOTES) VOTE. The beneficial owner of the aggregate principal amount of 8.875% Notes set forth in Item 1 votes with respect to the proposed treatment of its Claim against the Company as follows (check one box only):

           [ ] to ACCEPT the Prepackaged Plan      [ ] to REJECT the Prepackaged
Plan

ITEM 3. CERTIFICATION AS TO OTHER SENIOR SUBORDINATED NOTES HELD IN ADDITIONAL ACCOUNTS. By returning this Ballot, the undersigned certifies that the beneficial owner either (a) has not submitted any other Ballots for other Senior Subordinated Notes held in other accounts or record names, OR (b) has provided the information specified in the following table for all other Senior Subordinated Notes for which the beneficial owner has submitted additional Ballots (please use additional sheets if necessary):

                                                                                      AMOUNT OF OTHER
                    NAME OF CUSTODIAN BANK OR BROKER       TYPE OF OTHER SENIOR            SENIOR
 OTHER ACCOUNT    NOMINEE OF OTHER SENIOR SUBORDINATED   SUBORDINATED NOTES VOTED       SUBORDINATED
     NUMBER                      NOTES                    (8.875%, 10.125%, 10%)        NOTES VOTED
                                                                                             $
                                                                                             $
                                                                                             $

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

ITEM 4. By returning this Ballot, the voter certifies and/or acknowledges that:

          (a) the beneficial owner of the 8.875% Notes set forth in Item 1 above has been provided with a copy of the Prospectus, including the Prepackaged Plan;

          (b) the beneficial owner of the 8.875% Notes set forth in Item 1 above has full power and authority to vote to accept or reject the Prepackaged Plan;

          (c) the beneficial owner of the 8.875% Notes set forth in Item 1 above has voted to accept or reject the Prepackaged Plan as set forth in Item 2 above;

          (d) this Ballot has been executed on behalf of a single beneficial owner;

          (e) this solicitation of Prepackaged Plan acceptances is subject to all the terms and conditions set forth in the Prospectus; and

          (f) the beneficial owner of the 8.875% Notes set forth in Item 1 above has voted all of his, her or its other Senior Subordinated Notes (as set forth in Item 3 above) either to accept or reject the Prepackaged Plan and each of such beneficial owner's Senior Subordinated Notes has been voted only once.

ITEM 5.By returning this Ballot, the voter certifies that (i) this Ballot has been executed on behalf of a single entity or individual and (ii) the voter has full power and authority to execute this Ballot on behalf of such entity:

       Name:
       -------------------------------------------------------------------------
                                    (print or type)

       Social Security or Federal Tax I.D. No.:
       -------------------------------------------------------------------
                                      (optional)

       Signature:
       X
       -------------------------------------------------------------------------

       By:
       -------------------------------------------------------------------------
                                   (if appropriate)

       Title:
       -------------------------------------------------------------------------
                                   (if appropriate)

       Street Address:
       -------------------------------------------------------------------------

       City, State, Zip Code:
       -------------------------------------------------------------------------

       Telephone Number: (     )
--------------------------------------------------------------------------------

       Date Completed:
       -------------------------------------------------------------------------

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


     THE VOTING DEADLINE IS 12:00 MIDNIGHT, NEW YORK CITY TIME, ON        ,
2000, UNLESS EXTENDED BY THE COMPANY. ALL BALLOTS AND MASTER BALLOTS MUST BE RECEIVED BY THE VOTING DEADLINE. IF YOU MUST RETURN YOUR BALLOT TO YOUR BANK OR BROKER, ITS PROXY AGENT, OR OTHER NOMINEE, PLEASE ALLOW ENOUGH TIME FOR THAT FIRM TO RECEIVE AND PROCESS YOUR VOTE.



                           THE INFORMATION AGENT IS:


                           INNISFREE M&A INCORPORATED
                               501 MADISON AVENUE
                               NEW YORK, NY 10022

                         CALL TOLL FREE: (877) 750-2689


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

                     INSTRUCTIONS FOR COMPLETING THE BALLOT


     The Company is soliciting your vote with respect to the Prepackaged Plan referred to in the Prospectus. Please review the Prospectus in its entirety, including the annexes thereto, before you vote.


INSTRUCTIONS: PLEASE COMPLETE THIS BALLOT AS FOLLOWS:

     (a) complete Item 1 (if not already filled out by your nominee) with the understanding that the information provided by you will be used for the tabulation of votes on the Prepackaged Plan, except to the extent that the official records of the Company or your nominee differ from the amount indicated by you. Please contact your nominee if you are unsure of the amount due with respect to the 8.875% Notes you own;

     (b) vote to accept or reject the Prepackaged Plan by checking the appropriate box in Item 2;

     (c) provide the information required in Item 3 if you have submitted any other Ballots for other Senior Subordinated Notes held in other accounts or record names;

     (d) review the acknowledgment set forth in Item 4;

     (e) date this Ballot, and provide your address if it does not appear on the Ballot. By returning this Ballot you are voting all of your 8.875% Notes described in Item 1 with respect to the Prepackaged Plan;

     (f) please use additional sheets of paper if additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item on the Ballot);

     (g) if you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing, and provide proof of your authorization to so sign; and

     (h) return your Ballot as indicated below:


           1. if your bank, broker, proxy intermediary or other nominee has "prevalidated" this Ballot by signing the Ballot and indicating thereon, its name as record holder of your Senior Subordinated
              Notes: return this prevalidated Ballot in the enclosed return envelope to the Information Agent SO THAT IT IS RECEIVED BY THE INFORMATION AGENT BY 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
                          , 2000, UNLESS EXTENDED BY THE COMPANY. If you also
              hold other Senior Subordinated Notes and received a prevalidated Ballot to vote those other Senior Subordinated Notes, return that Ballot to the Information Agent in the envelope provided with that Ballot. ANY BALLOT WHICH IS EXECUTED BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN WILL NOT BE COUNTED; or



           2. if your broker, bank, proxy intermediary or other nominee has not "prevalidated" this Ballot: SIGN this Ballot and return it in the enclosed return envelope EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED BY YOUR BROKER, BANK, PROXY INTERMEDIARY OR OTHER NOMINEE AND THEN FORWARDED TO THE INFORMATION AGENT SO THAT IT IS
              RECEIVED BY 12:00 MIDNIGHT, NEW YORK CITY TIME, ON             ,
              2000, UNLESS EXTENDED BY THE COMPANY. If you also hold other Senior Subordinated Notes and received a Ballot to vote those other Senior Subordinated Notes which was not prevalidated, return that Ballot to your broker, bank, proxy intermediary or other nominee in the envelope provided with that Ballot. ANY BALLOT WHICH IS EXECUTED BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN WILL NOT BE COUNTED.


     - YOU MUST VOTE ALL YOUR 8.875% NOTES EITHER TO ACCEPT OR REJECT THE PREPACKAGED PLAN AND YOU MAY NOT SPLIT YOUR VOTE.

     - IF YOU ACQUIRED BENEFICIAL OWNERSHIP OF YOUR 8.875% NOTES AFTER THE
                   , 2000 RECORD DATE, IN ORDER TO VOTE ON THE PREPACKAGED PLAN YOU MUST SUBMIT WITH YOUR BALLOT A PROXY FROM THE BENEFICIAL OWNER AS OF
       THE             , 2000 RECORD DATE IN WHICH SUCH BENEFICIAL OWNER
       CERTIFIES THAT HE, SHE, OR IT WAS THE BENEFICIAL OWNER OF THE 8.875%
       NOTES ON             , 2000, THAT SUCH BENEFICIAL OWNER HAS NOT ALREADY
       VOTED ON THE PREPACKAGED PLAN AND THAT SUCH BENEFICIAL OWNER IS AUTHORIZING YOU TO VOTE ON THE PREPACKAGED PLAN. IF YOU HAVE ANY QUESTIONS WITH RESPECT TO THE FORM OF PROXY REQUIRED OR ANY MATTER RELATED THERETO, PLEASE CONTACT THE INFORMATION AGENT.


     - IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE INFORMATION AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE VOTING DEADLINE.


     - IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, PROXY INTERMEDIARY OR OTHER NOMINEE YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE INFORMATION AGENT BY THE VOTING DEADLINE. PLEASE ALLOW ADDITIONAL TIME.

     - IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE PROSPECTUS OR OTHER ENCLOSED MATERIAL, INCLUDING THE PREPACKAGED PLAN, PLEASE CALL:

                           INNISFREE M&A INCORPORATED
                         501 MADISON AVENUE, 20TH FLOOR
                            NEW YORK, NEW YORK 10022

                         CALL TOLL FREE: (877) 750-2689


     Please Note:

     This Ballot shall not constitute or be deemed a proof of claim, equity interest or an assertion of a claim or equity interest.

     No fees, commissions, or other remuneration will be payable to any broker, dealer, or other person for soliciting votes on the Prepackaged Plan.

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